                                                                    Exhibit 4.2
                                     FRONT


                           HOST MARRIOTT CORPORATION
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

SEE REVERSE FOR IMPORTANT NOTICE ON THE TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP  44107P401

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF 10% CLASS C CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF __________________________ HOST MARRIOTT CORPORATION ______________________________________________

(the "Corporation") transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter and the bylaws of the Corporation and any amendments thereto. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

__________________________________________
    Corporate Secretary

[SEAL]

__________________________________________
      Chairman

                                     BACK

THE CORPORATION IS AUTHORIZED TO ISSUE TWO CLASSES OF STOCK WHICH ARE DESIGNATED AS COMMON STOCK AND PREFERRED STOCK. THE PREFERRED STOCK MAY BE ISSUED IN ONE OR MORE SERIES OR CLASSES. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OR CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OR CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE CORPORATION'S CHARTER AND A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, SINCE THE CORPORATION IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES OR CLASSES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OR CLASS TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. REQUEST FOR SUCH WRITTEN STATEMENT MUST BE DIRECTED TO THE CORPORATE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION.

THE 10% CLASS C CUMULATIVE REDEEMABLE PREFERRED STOCK IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. THE CORPORATION WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE CLASS C PREFERRED STOCK TO ANY STOCKHOLDER OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MUST BE MADE TO THE CORPORATE SECRETARY OF THE CORPORATION AT THE CORPORATION'S PRINCIPAL OFFICE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    - as tenants in common
TEN ENT    - as tenants by the entireties
JT TEN     - as joint tenants with right of survivorship and not as tenants in common

 Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

[___________________________]


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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_________________ shares of the 10% Class C Cumulative Redeemable Preferred
Stock represented by this Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________________

                         X__________________________________________________

                         X__________________________________________________
                           NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR; WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed

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THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),  PURSUANT TO S.E.C.
17AD-15.